Exhibit 10.3

THE NORTHERN TERRITORY OF AUSTRALIA

(Territory)

YIMUYN MANJERR (INVESTMENTS) PTY LTD

(CONTROLLER APPOINTED)

(Yimuyn Manjerr)

YILGARN GOLD LIMITED (CONTROLLER APPOINTED)

(FORMERLY KNOWN AS GENERAL GOLD RESOURCES NL)

(GGR)

VALLANCE HOLDINGS PTY LTD (CONTROLLER APPOINTED)

(Vallance)

PEGASUS GOLD AUSTRALIA PTY LTD

(SUBJECT TO DEED OF COMPANY ARRANGEMENT)

(Pegasus)

JAWOYN ASSOCIATION ABORIGINAL CORPORATION

(Association)

BARNJARN ABORIGINAL CORPORATION

(Corporation)

VISTA GOLD AUSTRALIA PTY LTD

(Vista)

VISTA GOLD CORP

(Guarantor)

DEED OF VARIATION, ADOPTION AND RELEASE:

JAWOYN AGREEMENTS

Whittens Lawyers and Consultants

Suite 2, Piccadilly Tower

133 Castlereagh Street

Sydney NSW 2000

Tel: +61 2 9264 2216

Fax: +61 2 9283 1970

rwhitten@whittens.com.au

Ref: RLW: JH: 50022

Table of Contents

1.	Definitions and Interpretation	3

2.	Condition Precedent to Operation	5

3.	Covenant by Vista	5

4.	Continuing Parties’ Consent	5

5.	Transferors Released	6

6.	Consideration; Investment Status and Intent	6

7.	Guarantee for Vista’s Obligations	6

8.	Variation of Jawoyn Agreement (No. 1)	7

9.	Variation of Jawoyn Agreement (No. 2)	12

10.	Governing Law	12

11.	Costs and Stamp Duty	12

12.	Counterparts	13

13.	Further Acts	13

Schedule 1 – Representations, Warranties, Registration Requirements		18

Schedule 2 – Deed of Termination – Barnjarn Joint Venture Agreement		22

i

Deed of Variation, Adoption and Release: Jawoyn Agreements THIS DEED is made on thef	day of	2006.

Parties:

1.	Northern Territory of Australia of c/- The Chief Ministers Department, Northern Territory House, Mitchell Street, Darwin in the Northern Territory of Australia (“Territory”);

2.

Yimuyn Manjerr (Investments) Pty Ltd (Controller Appointed) (formerly Multiplex Resources Pty Ltd) ACN 009 362 958 of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (“Yimuyn Manjerr”);

3.	Yilgarn Gold Limited (Controller Appointed) (formerly General Gold Resources NL) ACN 002 527 906 of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (“GGR”);

4.	Vallance Holdings Pty Ltd (Controller Appointed) ACN 078 165 107 of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (“Vallance”);

5.

Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement) ACN 009 628 924 of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland, in its own capacity and in its capacity as mortgagee exercising power of sale (“Pegasus”);

6.	Vista Gold Australia Pty Ltd ACN 117 327 509 of c/- Whittens Lawyers, Level 30, Piccadilly Tower, 133 Castlereagh Street, Sydney in the State of New South Wales (“Vista”);

7.	Vista Gold Corp of Suite 5, 7961 Shaffer Parkway, Littleton CO 80127, United States of America (“Guarantor”);

8.	Jawoyn Association Aboriginal Corporation of Shop 1, Pandanus Plaza, First Street, Katherine in the Northern Territory of Australia (“Association”);

9.	Barnjarn Aboriginal Corporation of c/- Jawoyn Association Aboriginal Corporation, Shop 1, Pandanus Plaza, First Street, Katherine in the Northern Territory of Australia (“Corporation”).

Recitals:

A	The Territory, Zapopan NL (now Pegasus) and the Association entered into a Deed on 28 January 1993, which was subsequently varied by deed of variation dated 5 March 1993 (“Jawoyn Agreement (No. 1)”).

B

The Corporation entered into a deed with the Territory, Pegasus and the Association on 22 July 1993 by which the Corporation agreed to be bound by the terms of the Jawoyn Agreement (No. 1) as varied (“Confirmation Deed”).

C	Pegasus, the Association and the Corporation entered into a deed on 11 November 1996 in respect of exploration and mining tenements (“Jawoyn Agreement (No. 2)”).

D

On 18 March 1999, Pegasus transferred to Yimuyn Manjerr and GGR a certain percentage of Pegasus’ rights and obligations under the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2). The transfer of the benefit and the burden of the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) were recorded in the Deed of Adoption and Release dated 18 March 1999 between the Territory, Yimuyn Manjerr, GGR, Pegasus, the Association and the Corporation.

E

On 11 April 2000, Pegasus transferred to Yimuyn Manjerr and Vallance, in equal several shares, its remaining rights and obligations under the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2). This subsequent transfer by Pegasus was authorised by clause 3(e) of the Deed of Adoption and Release dated 18 March 1999.

F

Pegasus is the attorney of the Transferors and holds the Charges over the interests of the Transferors in the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2). In the events which have occurred, Pegasus is entitled to exercise its powers pursuant to the Charges.

G

The Transferors have agreed to transfer the benefit and the burden of the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) to Vista and Vista has agreed to accept the transfer of the benefit and the burden under the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) from the Transferors subject to the varied terms of this Deed.

H

The Continuing Parties have agreed to consent to the transfer of the benefit and the burden of, and to release Pegasus and the Transferors from any obligations or claims under, the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) in accordance with the terms of this deed.

I	The Guarantor has agreed to guarantee the due performance and observance of the covenants and agreements to be duly performed by Vista hereunder.

It is agreed as follows:

1.            Definitions and Interpretation

1.1          Definitions in the Agreements to apply

Subject to clause 1.2, words and expressions which are defined in the Agreements shall have the same meaning in this deed.

1.2          Definitions

The following definitions apply unless the context requires otherwise:

“Agreements” mean the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2), collectively.

“CAD” means Canadian dollars.

“Charges” means the charges registered with the Australian Securities and Investments Commission as charges no.688175, 688176, 688177, 688178, 745272 and 745273 and registered with the Department of Primary Industry, Fisheries and Mines of the Northern Territory as dealings numbered 6780, 6781, 6782, 6783, 90829 and 90831.

“Commencement Date” means 1 January 2006.

“Continuing Parties” means:

(a)           in respect of the Jawoyn Agreement (No. 1) and the Confirmation Deed, the Territory, the Association and the Corporation; and

(b)           in respect of the Jawoyn Agreement (No. 2), the Association and the      Corporation.

“Deed of Termination – Barnjarn Joint Venture Agreement” means the agreement so entitled between Yimuyn Manjerr, GGR, Vallance, Pegasus, the Corporation and Barnjarn Mining Company Pty Ltd in the form or substantially in the form of that contained in Schedule 2 to this Deed.

“Effective Date” means the time and date of completion of the Mining Tenements Transfer Agreement.

“Exchange Rate” means the exchange rate of Australian dollars to Canadian dollars, namely 1:0.8745.

 “First Renewal Period” means the period of five (5) years from the expiry of the Term.

 “Freehold Land” means Northern Territory Portion 3469 held by the Corporation in place of the Association.

“Guarantor shares” means the number of common shares in the capital of the Guarantor calculated by reference to the market price (as such term is defined in the Toronto Stock Exchange Company Manual) as of the Effective Date which equals CAD $1.0 million.

“Mining Leases” means:

(a)            MLN 1070;

(b)           MLN 1071; and

(c)            MLN 1127.

“Mining Tenements Transfer Agreement” means the agreement dated 2 February 2006 by Pegasus (as mortgagee exercising power of sale pursuant to the Charges) to sell certain assets, including the Mining Leases, to Vista.

“Registration Date” means the date upon which Vista becomes registered as the owner, holder or proprietor of any of the Mining Leases.

“Regulatory Approvals” means the approval of the Toronto Stock Exchange (“TSX”) and the American Stock Exchange (“AMEX”) for Vista to issue shares to the Association.

“Related Bodies Corporate” has the meaning given by s50 of the Corporations Act.

 “Second Renewal Period” means the period of three (3) years from the expiry of the First Renewal Period.

“Transferors” means each of Yimuyn Manjerr, GGR, Vallance and, where appropriate, Pegasus severally (and not jointly or jointly and severally).

“Term” means the period of five (5) years commencing on the Commencement Date.

“Variations” means the variations of the Agreements provided in clauses 8 and 9.

1.3          Interpretation

Headings are for convenience only and do not affect interpretation.  The following rules of interpretation apply unless the context requires otherwise:

(a)           The singular includes the plural and conversely.

(b)           A gender includes all genders.

(c)           Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)           A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)           A reference to a clause is to a clause of this deed.

(f)            A reference to any party to this deed or any other agreement or document includes the party’s successors and permitted assigns.

(g)           A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this deed or that other agreement or document.

(h)           A reference to any legislation or to any provision of any legislation includes any modification to or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

(i)            A reference to conduct includes, without limitation, any omission, representation, statement or undertaking, whether or not in writing.

(j)            All dollar amounts referred to are AUD unless otherwise stated.

2.            Condition Precedent to Operation

This Deed shall not have effect, and the provisions of this Deed shall not be enforceable until the later of:

(a)           the execution of the Deed of Termination — Barnjarn Joint Venture Agreement by all of the parties thereto; and

(b)           the Registration Date.

3.            Covenant by Vista

Vista shall, as from the Effective Date observe, perform and be bound by all of the terms, covenants and obligations of the Transferors, arising on or after the Effective Date, in respect of the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) to the intent and effect that as from the Effective Date Vista will be taken to be a party to each of the Agreements in the place of the Transferors, subject to the Variations as provided for in this Agreement.

4.            Continuing Parties’ Consent

The Continuing Parties irrevocably and unconditionally:

(a)           consent to Vista becoming a party to the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2) as from the Effective Date and assuming the obligations in accordance with clause 3;

(b)           acknowledge and agree that Vista shall be entitled to exercise all of the rights, privileges and benefits of the Transferors in respect of the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2); and

(c)           agree to be bound by the terms of the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2), subject to the Variations as if Vista was a party to the Agreements in the place of the Transferors.

5.            Transferors Released

With effect on and from the Effective Date, the Continuing Parties hereby irrevocably and unconditionally release and forever discharge the Transferors and Pegasus from all claims, demands and liabilities which arise on or after the Effective Date relating to any or all of the Transferors’ or Pegasus’ covenants and obligations under the Jawoyn Agreement (No. 1), the Confirmation Deed and the Jawoyn Agreement (No. 2).

6.            Consideration; Investment Status and Intent

6.1          Agreement to Issue Shares

As consideration for entering into this Agreement and for rent for the use of the surface overlying the Mineral Leases during the period from the Effective Date until a decision is reached to begin production, the Guarantor agrees, subject to the receipt of all required regulatory approvals, to issue to the Association such number of common shares in the capital of the Guarantor with an aggregate value based on the “market price” on the Toronto Stock Exchange (as such term is defined in section 601 of The Toronto Stock Exchange Company Manual) as of the Effective Date equal to CAD $1.0 million (such shares, the “Guarantor Shares”).  The Guarantor shall issue the Guarantor Shares to the Association within 10 business days of the receipt of the last of the regulatory approvals that are required in connection with the issuance of the Guarantor Shares.  The Guarantor recognizes that time is of the essence and agrees to use best endeavours to obtain such required regulatory approvals as soon as practicable following the Effective Date.

6.2          Terms of Issue of Shares

Vista, the Guarantor and the Association warrants and represents that each of the representations, warranties, covenants and registration requirements set out in Schedule 1 are true and correct as at the Effective Date and at all times, and form part of the Agreement to issue shares as per clause 6.1

7.            Guarantee for Vista’s Obligations

7.1          Guarantee

In consideration of the Association entering into this Agreement, the Guarantor agrees to guarantee to the Association:

(a)   The performance and observance by Vista of all its obligations under this Agreement, before, on and after completion of the sale;

(b)   The accuracy and fulfilment of all warranties and representations made by or on behalf of Vista either in the Agreement or to induce the Association to enter into or to complete this Agreement.

(c)   The payment of any money by Vista to the Association in accordance with this Agreement.

7.2          Continuing Guarantee

This is a continuing guarantee and binds the Guarantor notwithstanding the subsequent insolvency or liquidation of Vista and/or the Guarantor.

7.3          Guarantor’s Obligations

In the event of any breach by Vista covered by this guarantee, the Association may proceed to recover the amount claimed as a debt or as damages from the Guarantor without having instituted legal proceedings against Vista.

8.            Variation of Jawoyn Agreement (No. 1)

The Continuing Parties agree to make the following amendments to the First Schedule of the Jawoyn Agreement (No. 1):

8.1          Insert a new clause, B1:

“B1. VISTA AGREEMENT

(a)           Vista will own 100% of the Mining Leases. The Association acknowledges that Vista will have no liability to the Association for existing environmental conditions until and unless Vista decides to begin production.

(b)           Vista and the Association agree to work cooperatively and transparently to develop the Mining Leases together with any exploration licences to be granted on the Association Freehold Land.  All developments will be in accordance with best environmental management practices including the rehabilitation of the land. The rehabilitation will be undertaken in consultation with the Association in accordance with standards required by the Territory or applicable laws.

(c)           Vista will during the first year of this Agreement:

(i)         undertake a comprehensive technical and environmental review of Mt Todd, and deliver to the Territory and the Association a report detailing as a minimum:

(A)      current site environmental conditions;

(B)       identifying and prioritising a program to continue the stabilization of the environmental conditions and to minimise offsite contamination;

(C)       examining the condition of important physical assets on the site and reviewing the steps necessary to preserve them;

(ii)        undertake a review of the water management plan and make recommendations for future implementation;

(iii)       provide a report to the Territory and the Association detailing all available mineral resources, mine planning and metallurgical information gathered from and in respect of previous operators.  This report must contain a preliminary feasibility study of the re-start of operations examining important technical, economic and environmental considerations.

(d)           Within 5 years of this Agreement (not less than six months before the expiry of the term of the Agreement between Vista and the NT Government), Vista will prepare and provide to the Association a technical and economic feasibility study for the potential development of Mt Todd.  The study must be conducted by independent consultants to international technical security commission standards for such studies and will:

(A)          examine all technical economic and environmental issues;

(B)          estimate site rehabilitation costs with and without any proposed new operations to be conducted on the site;

(C)          consider any new exploration information generated by Vista Gold during the Term;

(D)          consider current proven technologies and potential technologies which may be developed in the reasonably foreseeable future, that is, within the Term and the First Renewal Period.

(e)           If the feasibility study referred to in (d) above or a similar study prepared by Vista during the First or Second Renewal periods are positive, that is, there is sufficient technical and economic certainty that a mining development to produce gold at Mt Todd will generate adequate economic return, giving full consideration to all risks involved and to provide for site rehabilitation including the establishment of a fully funded rehabilitation bond, the Association will be offered the opportunity to establish a Joint Venture Company (“JV”) with Vista holding 90% and the Association 10%. The JV will apply for necessary permits and seek appropriate financing, the equity funding of which will be in the proportions, Vista 90% and the Association 10%.

(f)            Vista wishes to undertake gold exploration for additional resources on the Mineral Leases and will provide each year the Association with a copy of a reasonably detailed exploration plan which is designed to evaluate the gold potential of the site.  The plan shall describe a year by year phased exploration program with each successive phase modified by the results of the preceding phases.  The first year’s program will primarily consist of compiling and evaluating all available historical exploration records.  Based on this evaluation, follow up activities such as Geochemistry and Geophysics or prospecting-level drilling will be undertaken, followed by drilling at appropriate locations and densities to adequately evaluate the potential. Vista Gold shall undertake exploration activities in accordance with the exploration plan.

(g)           In the event that Vista wishes to develop the Mineral resources covered by the Mining Leases, Vista will provide the Association and the Territory with a copy of a work program and budget .Vista will establish a Technical Oversight Committee (“TOC”) with representatives of the Association and the Territory. During this period Vista will prepare quarterly technical reports and arrange for regular TOC meetings.

(h)           At the time production commences, the JV will pay to the Association, for rent of the surface, an amount equal to 1% of the annual production each year. The payment may be taken in cash equal to the value received by the JV for 1% of the gross gold production and 1% of the Net Smelter Return on other metals. Or alternatively, the value of the payment for gold production may be taken in kind by the Association, in an amount equal to 1% of the gold production. In the event this amount is less than $50,000, a minimum payment of $50,000 to the Association will apply.

(i)            In respect of any mineral leases that Vista acquires on any Barnjarn Freehold Land (Barnjarn Aboriginal Corporation and the Association) other than the existing Mining Leases, Vista will offer the Association the right to establish an Exploration Joint Venture (“EXJV”) with Vista holding 50% and the Association 50% to explore and develop mineral resources. Vista will fund the first year program with the funds advanced as a loan to the EXJV and such funds will be recovered from eventual cash flow (if any) in the EXJV. Subsequent years will be funded in the proportions Vista 50% and the Association 50%. The EXJV will be managed jointly by a board consisting of two representatives each from Vista and the Association.

(j)            Any disputes in relation to the EXJV will be resolved by dispute resolution methods. This will involve the preparation by both parties of a twelve-month program and budget and the larger budget will be enacted. For that twelve-month period, the program will be directed and funds expended by the party who proposed the budget. However, regardless of the sums spent, the party who did not contribute will only be diluted by 10%. All funds must be expended and no recovery of the excess will be permitted. For the calculation of dilution, the EXJV will have a deemed initial capitalisation of $5.0 million.

(k)           Before court or arbitration proceedings (other than for urgent interlocutory relief) may be commenced, the following steps must be taken to attempt to resolve any dispute that arises out of or in connection with this Agreement (including any dispute as to the EXJV) or as to any claim in tort, in equity or pursuant to any statute:

(A)          Notice (the “Notice of Dispute”) must be given in writing by the party claiming that a dispute has arisen to the other party or parties to this Agreement, specifying the nature of the dispute.

(B)          Upon receipt of the Notice of Dispute, the parties must attempt to agree upon an appropriate procedure for resolving the dispute.

(C)          If, within ten (10) Business Days of receipt of the Notice of Dispute the dispute is not resolved or an appropriate alternative dispute resolution process is not agreed, then the parties (or either of them) must:

(1)           if the dispute is not of a technical nature, refer the dispute to a mediator agreed between them or failing agreement appointed by the President for the time being of the Law Society of the Northern Territory for facilitation of mediation in accordance with mediation rules to be nominated or set down by the mediator. The parties must co-operate with the mediator as facilitator. The costs of the mediation will be borne equally between the parties; or

(2)           If the dispute is of a technical nature, refer the dispute to an independent expert agreed between them or failing agreement appointed by the Branch Chairman of the Australasian Institute of Mining and Metallurgy – Darwin Branch or such other person of a similar standing as agreed by the parties.  The expert must have reasonable qualifications including commercial and practical experience in the area of the dispute.  The expert is authorised to inform himself or herself independently as to the facts to which the dispute relates, receive submissions, statements and documents and act upon same, consult with other qualified persons and take such measures as he or she thinks to expedite the resolution of the dispute.  The person appointed as an expert under this clause is deemed not to be an Arbitrator but an expert in the law relating to arbitration, including the Commercial Arbitration Act will not apply to him or her in his or her determination.  The final determination of the expert will be final and binding upon the parties.  The costs of the expert and any advisers to the expert will be born by the parties equally.

(l)            Vista will cooperate with the Association to develop other aspects of Freehold Land in the area of the mineral tenements that are compatible and not competitive with or a hindrance to the development of mineral resources, and are permitted under the laws of the Northern Territory.

8.2          Under the heading of EMPLOYMENT delete new clause (a) inserted by variation dated 18 March 1999 and insert as follows:

“(a) Vista will use its best endeavours and to the greatest extent possible to maximise the   employment of Aboriginal people, particularly Aboriginal people of Jawoyn origin, consistent with reasonable business practices.”

8.3          Under the heading of EMPLOYMENT delete clause (c).

8.4          Under the heading of EMPLOYMENT reword new clause (d) inserted by variation dated 18 March 1999 to read as follows:

        “(d) Vista will pay to the Association the amount of $5,000 per month, exclusive of GST, for consulting with respect to Aboriginal, cultural and heritage issues. Vista and the Association will meet quarterly to establish a working program for the following quarter. The Association will submit monthly invoices including details of work accomplished.”

8.5          Insert under the heading of EMPLOYMENT a new clause (e) to read as follows:

“(e) The Association will provide an office in Katherine with secretarial services at a minimum cost to Vista of $2,000 per month, exclusive of GST.   Should Vista’s request for services exceed the amount of $2,000 per month, the Association will obtain Vista’s prior written approval and Vista will pay the excess amount.  This will be reviewed annually to determine if the services required are consistent with the payment. The Association will submit monthly invoices.”

8.6          Delete the heading and paragraph BUS SERVICE.

8.7          Delete the heading and paragraph SCHOLARSHIPS.

9.            Variation of Jawoyn Agreement (No. 2)

The Continuing Parties agree to make the following amendments to the Jawoyn Agreement (No. 2):

9.1          Reword clause 4 to read as follows:

“4. COMPENSATION FOR ALL EXPLORATION LICENCES AND MINING TENEMENTS”

As consideration for entering into this Agreement and for rent for the use of the surface overlying the Mineral Leases during the period from the Effective Date until a decision is reached to begin production, the Guarantor agrees, subject to the receipt of all required regulatory approvals, to issue to the Association the number of common shares in the capital of the Guarantor calculated by reference to the market price with an aggregate “market value” (as such term is defined in The Toronto Stock Exchange Company Manual) as of the Effective Date equal to CAD $1.0 million (“Guarantor Shares”) and Barnjarn hereby accepts the payment, in full settlement and satisfaction of all claims against Vista in respect of any compensation payable to it pursuant to section 184 of the Mining Act in respect of the Land:

4.1 Arising from the grant of some or all of the exploration licences as contemplated in clause 4A of the Further Agreement;

4.2 Arising from the grant of some or all of the exploration licences as contemplated in clause 4B of the Further Agreement;

4.3 Exploration retention licences;

4.4 Mineral claims;

4.5 Mineral leases.”

9.2          Delete clauses 5 and 6.

10.          Governing Law

This deed is governed by and interpreted in accordance with the laws in force in the Northern Territory.  The parties submit to the non-exclusive jurisdiction of courts of or exercising jurisdiction there, and all courts of appeal thereafter.

11.          Costs and Stamp Duty

Each party shall bear the costs and expenses of and incidental to the negotiation, preparation, execution, delivery and performance of (and any waiver or amendment of) this deed.  All stamp duty which may be payable or determined to be payable on or in connection with this deed, on any instrument entered into under this deed or in respect of a transaction evidenced by this deed (or any waiver or amendment of this deed) shall be borne and paid by Vista.

12.          Counterparts

This deed may be executed in any number of counterparts.  All counterparts taken together will be taken to constitute one agreement and shall be binding on the parties when one such counterpart has been executed by each party.

13.          Further Acts

Each party will promptly do and perform all acts and execute and deliver all documents (in a form and context reasonably satisfactory to that party) required by the law of the Northern Territory or by applicable Canadian or United States federal, provincial or state law or regulatory authorities, or by the Toronto Stock Exchange or the American Stock Exchange or reasonably requested by any other party to give effect to this Agreement.

Executed and delivered as a Deed in the Northern Territory

Signed for and on behalf of The Northern Territory of Australia by in the presence of:

Witness	Signature

Print name

Signed Sealed and Delivered on behalf of
Yimuyn Manjerr (Investments) Pty Ltd
(Controller Appointed) by its attorney,
Pegasus Gold Australia Pty Ltd (Subject to
Deed of Company Arrangement), in the
presence of:

Witness	Signature

Print Name	Print Name

Signed Sealed and Delivered on behalf of
Yilgarn Gold Limited (Controller
Appointed) (formerly known as General
Gold Resources NL) by its attorney, Pegasus
Gold Australia Pty Ltd (Subject to Deedof
Company Arrangement), in the presence of:

Witness	Signature

Print Name	Print Name

Signed Sealed and Delivered on behalf of Vallance Holdings Pty Ltd (Controller Appointed) by its attorney, Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement), in the presence of:

Witness	Signature

Print Name	Print Name

Signed Sealed and Delivered by Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement) by one of its joint and several deed administrators, in the presence of:

Witness	Signature

Print Name	Print Name

Signed Sealed and Delivered by Vista Gold Australia Pty Ltd:

Director’s / Secretary’s Signature	Director’s Signature

Print Name	Print Name

Signed Sealed and Delivered by Vista Gold Corp:

Director’s / Secretary’s Signature	Director’s Signature

Print Name	Print Name

The Common Seal of Jawoyn Association Aboriginal Corporation was duly affixed in accordance with its constitution:

The Common Seal of Barnjarn Aboriginal Corporation was duly affixed in accordance with its constitution:

SCHEDULE 1 - Representations, Warranties and Registration Requirements

1.             Representations, Warranties and Covenants Concerning Investment Status and Intent

(a)           The Association hereby represents that it is an “Accredited Investor” within the meaning of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and that by reason of its business and financial experience, sophistication and knowledge, the Association is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.  The Association represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Guarantor Shares and it is able to bear the economic risks and complete loss of such investment in the Guarantor Shares.

(b)           The Association hereby represents that:

(i)            it has been furnished by Vista or the Guarantor during the course of this transaction with all information regarding the Guarantor which it had requested;

(ii)           all documents that have been reasonably requested by the Association have been made available for the Association or its counsel’s inspection and review;

(iii)          the Association has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Vista or the Guarantor concerning the terms and conditions of the issuance of the Guarantor Shares to the Association as consideration to the Association under this Agreement;

(iv)          any other additional information which the Association has requested has been provided; and

(v)           at no time was the Association presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act.

(c)           The Association hereby agrees and acknowledges that the terms of this Agreement represent the definitive terms of its acquisition of the Guarantor Shares and shall supersede any terms set forth in any letter, memorandum, document or term sheet and any discussion, agreement or understanding of any and every nature among the parties hereto.

(d)           The Association represents that the Guarantor Shares to be issued and delivered to it hereunder are being acquired for its own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act and the rules and regulations promulgated thereunder; provided, however, that the parties hereto acknowledge that the Association may dispose of some or all of the Guarantor Shares pursuant to an effective registration statement under the Securities Act.  The Association agrees that it will not sell or otherwise transfer the Guarantor Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

(e)           The Association understands and acknowledges that the Guarantor Shares have not been, and will not as of the time issued, be registered under the Securities Act and that they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective registration statement filed under the Securities Act or unless an exemption from registration is available for such resale.  With regard to the restrictions on resales of the Guarantor Shares, the Association is aware:

(i)            that the Guarantor will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such Guarantor Shares; and

(ii)           that a restrictive legend will be placed on certificates representing the Guarantor Shares, which legend will read substantially as follows:

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH •, 2006.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW.  NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY VISTA GOLD CORP. OF AN ACCEPTABLE LEGAL OPINION

STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) VISTA GOLD CORP. OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

The third paragraph of the legend stated above shall be promptly removed from any certificate representing the Guarantor Shares, and the Guarantor shall issue a certificate without such legend to the Association, if, unless otherwise required by state securities laws:

(i)            such Shares are registered for resale under the Securities Act and are sold in compliance with the requirements of the Securities Act; or

(ii)           in connection with a sale transaction, such holder provides the Guarantor with an opinion of counsel, in a form reasonably acceptable to the Guarantor, to the effect that a public sale, assignment or transfer of such Shares may be made without registration under the Securities Act; or

(iii)          such holder provides the Guarantor with reasonable assurances that such Shares can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

Notwithstanding the removal of the legend stated above in the event the Shares are registered for resale on an effective registration statement, the Guarantor reserves the right to affix a legend on certificates representing such Shares that any selling shareholder must comply with the prospectus delivery requirements of the Securities Act in connection with any resale.  The Guarantor shall bear the cost of the removal of any legend as anticipated by this Section.

2.            Registration

The Guarantor agrees to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or another appropriate form) (the “Registration Statement”) covering the resale, on a continuous basis pursuant to Rule 415 under the Securities Act, by the Association of all Guarantor Shares issuable to the Association pursuant to this Agreement, and best endeavours to pursue to effectiveness, the registration of such Shares on Form S-3. The Guarantor shall be obligated only to register such Shares on Form S-3, or its successor or replacement form that authorizes incorporation by reference of financial and other information from the Guarantor’s periodic reports and only if and to the extent that the Guarantor is eligible to use such form.

(a)           The Guarantor shall use best endeavours to keep the Registration Statement continuously effective under the Securities Act until the date which is four years after the Effective Date or such earlier date when all Guarantor Shares covered by the Registration Statement:

(i)            have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act; or

(ii)           may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act as determined by the counsel to the Guarantor pursuant to a written opinion letter to such effect, addressed and acceptable to the Guarantor’s transfer agent and the Association (the “Effectiveness Period”).

In connection with the Guarantor’s registration obligations hereunder, the Guarantor shall:

(i)            From time to time amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation;

(ii)           Provide the Association with as many copies of the prospectus contained in any such Registration Statement as it may reasonably request; and

(iii)          Prior to any resale of Guarantor Shares by the Association, use its commercially reasonable efforts to register or qualify the Guarantor Shares covered by such Registration Statement under the applicable securities or “blue sky” laws of such jurisdiction as the Association may reasonably request, and to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Guarantor Shares covered by such Registration Statement.

(b)           The Guarantor shall bear all commercially reasonable costs and expenses of each such registration of Guarantor Shares, including, but not limited to, printing, legal and accounting expenses, and all registration and filing fees including, without limitation, fees and expenses:

(i)            with respect to filings required to be made with the American Stock Exchange, Toronto Stock Exchange or any other trading market on which the Guarantor Shares are then listed for trading; and

(ii)           in compliance with applicable state securities or Blue Sky laws.

(c)           The Guarantor shall use its commercially reasonable best efforts to file timely with the SEC such information as the SEC may require under either of Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended.  The Guarantor shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Guarantor Shares.

SCHEDULE 2

Deed of Termination

Barnjarn Joint Venture Agreement

Yimuyn Manjerr (Investments) Pty Ltd (Controller Appointed)

Yilgarn Gold Limited (Controller Appointed)

Vallance Holdings Pty Ltd (Controller Appointed)

Pegasus Gold Australia Pty Ltd
(Subject to Deed of Company Arrangement)

Peter Ivan Felix Geroff and Gregory Michael Moloney

Barnjarn Mining Company Pty Ltd

Barnjarn Aboriginal Corporation

Termination of the Barnjarn Joint Venture Agreement

Allens Arthur Robinson

Lawyers

Riverside Centre

123 Eagle Street

Brisbane QLD  4000

Tel  61 7 3334 3000

Fax  61 7 3334 3444

www.aar.com.au

© Copyright Allens Arthur Robinson 2006

Table of Contents

1.	Definitions and Interpretation	25
1.1	Definitions in the agreements to apply	25
1.2	Definitions	25
1.3	Interpretation	27

2.	Termination	28
2.1	Acknowledgment	28
2.2	Termination of the Barnjarn Joint Venture Agreement	28
2.3	Registration of Termination	28
2.4	Release of the Cross Charge	28

3.	Releases	28
3.1	Releases by PGA and the Mortgagors	28
3.2	Releases by Barnjarn Mining and Barnjarn	28
3.3	Final and absolute settlement	29
3.4	Bar to proceedings	29

4.	Further Assurances	29

5.	General Provisions	29
5.1	Successors	29
5.2	Variations and waivers to be in writing	29
5.3	Waiver	29
5.4	No merger	29
5.5	Severance	29
5.6	Time of essence	30

6.	Entire Agreement	30

7.	Costs, Duties and Taxes	30
7.1	Costs	30
7.2	Stamp duty	30
7.3	GST to be added to amounts payable	30
7.4	Liability net of GST	30
7.5	Timing of the payment of the GST Amount	31

8.	Proper Law; Jurisdiction	31
8.1	Choice of law	31
8.2	Jurisdiction	31

9.	Counterparts	31

Deed of Termination

Date	2006

Parties

1.

Yimuyn Manjerr (Investments) Pty Ltd (Controller Appointed) (formerly Multiplex Resources Pty Ltd) (ACN 009 362 958) of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (YMI);

2.	Yilgarn Gold Limited (Controller Appointed) (formerly General Gold Resources NL) (ACN 002 527 906) of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (GGR);

3.	Vallance Holdings Pty Ltd (Controller Appointed) (ACN 078 165 107) of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (Vallance); and

4.	Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement) (ACN 009 628 924) of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (PGA);

5.	Peter Ivan Felix Geroff and Gregory Michael Moloney of c/- Ferrier Hodgson, Level 7, 145 Eagle Street, Brisbane in the State of Queensland (the Deed Administrators);

6.

Barnjarn Mining Company Pty Ltd (ACN 063 827 225) of c/- Jawoyn Association Aboriginal Corporation, Shop 1, Pandanus Plaza, First Street, Katherine in the Northern Territory of Australia (Barnjarn Mining);

7.	Barnjarn Aboriginal Corporation of c/- Jawoyn Association Aboriginal Corporation, Shop 1, Pandanus Plaza, First Street, Katherine in the Northern Territory of Australia (Barnjarn).

Recitals

A

PGA, Barnjarn Mining and Barnjarn, and PGA in its capacity as Manager, entered into the Barnjarn Joint Venture Agreement dated 25 November 1996. At that time the respective Percentage Interests of those parties in the Joint Venture were:

(i)            PGA - 90%; and

(ii)           Barnjarn Mining - 10%.

B	PGA and Barnjarn Mining also entered into the Joint Venture Agreement Cross Charge dated 25 November 1996.

C

On 18 March 1999, PGA transferred to YMI and GGR a certain percentage of PGA’s rights and obligations under the Barnjarn Joint Venture Agreement. The transfer of the benefit and the burden of the Barnjarn Joint Venture Agreement was recorded in the Barnjarn Joint Venture

Assumption Deed dated 18 March 1999 between YMI, GGR, PGA, Barnjarn Mining and Barnjarn.

D	YMI, GGR and PGA entered into the Joint Venture Agreement Cross Charge dated 18 March 1999.

E

On 11 April 2000, PGA transferred to YMI and Vallance, in equal several proportions, its remaining rights and obligations under the Barnjarn Joint Venture Agreement. This subsequent transfer by PGA was authorised by clauses 3(e) and (f) of the Barnjarn Joint Venture Assumption Deed dated 18 March 1999.

F	The Percentage Interests of the parties to the Joint Venture following 11 April 2000 were: (i)YMI, GGR and Vallance – 90%; and (ii)Barnjarn Mining – 10%.

G

PGA is the attorney of the Mortgagors and holds the Charges over the interests of the Mortgagors in the Joint Venture. In the events which have occurred, PGA is entitled to exercise its powers pursuant to the Charges.

H

The parties have entered into this Deed for the purpose of terminating the Barnjarn Joint Venture Agreement (as amended and varied), subject to the terms and conditions of this Deed, and arranging for the release of the Cross Charge.

It is agreed as follows:

1.            Definitions and Interpretation

1.1          Definitions in the agreements to apply

Subject to clause 1.2, words and expressions which are defined in the Barnjarn Joint Venture Agreement and any other documents relating to the Joint Venture shall have the same meaning in this Deed.

1.2          Definitions

The following definitions apply unless the context requires otherwise:

Barnjarn Joint Venture Agreement means the agreement (as varied and assigned) referred to in recital A of this Deed.

Business Day means a day that is not a Saturday, Sunday, a public holiday or a bank holiday in the Northern Territory.

Charges means the charges registered with the Australian Securities and Investments Commission as charges no.688175, 688176, 688177, 688178, 745272 and 745273 and registered with the Department of Primary Industry, Fisheries and Mines of the Northern Territory as dealings numbered 6780, 6781, 6782, 6783, 90829 and 90831.

Claims means any and all duties, Obligations, liabilities, responsibilities, actions, causes of action, potential causes of action, suits, Rights, claims, demands, expenses and liabilities of any nature whatsoever.

Completion Date means the date of completion of the Mining Tenements Transfer Agreement.

Consideration has the meaning given by the GST Law.

Cross Charge means the Joint Venture Agreement Cross Charge dated 18 March 1999 and referred to in recital D to this Deed which is registered with the Australian Securities and Investments Commission as charges no. 689514 (in relation to Barnjarn Mining), 689517 (in relation to GGR), 689528 (in relation to YMI) and 689555 (in relation to PGA).

Exploration Tenements means any interests of YMI, GGR and Vallance, which are charged in favour of PGA by means of the Charges, in:

(a)            SEL 9679 “Barnjarn”;

(b)           EL 9733 “Yinberrie”;

(c)            EL 9734 “Driffield”;

(d)           EL 9735 “Horseshoe”;

(e)            EL 9775 “Kintaro”;

(f)            EL 9868 “Acacia”;

(g)           MCNA 5420-5422.

GST has the meaning given by the GST Law.

GST Amount means, in relation to a Taxable Supply, the amount of GST payable in respect of that Taxable Supply.

GST Group has the meaning given by the GST Law.

GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or, if that Act does not exist means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

Invoice has the meaning given by the GST Law.

Mine Assets has the meaning given to that term in the Mining Asset Transfer Agreement dated 5 February 1999 between PGA, YMI, GGR and Multiplex Constructions Pty Ltd (now known as Multiplex Limited), and includes the Mining Leases.

Mining Leases means:

(a)            MLN 1070;

(b)           MLN 1071; and

(c)            MLN 1127.

Mining Tenements Transfer Agreement means the agreement dated 2 February 2006 by PGA (as mortgagee exercising power of sale pursuant to the Charges) to sell certain assets, including the Mining Leases, to Vista Gold Australia Pty Ltd.

Mortgagor means:

(a)           in the case of the Mining Leases, General Gold Operations Pty Ltd (GGO) as the holder of the legal title in the Mining Leases pursuant to the Trust Deed; and

(b)           in the case of the other Mine Assets (including the Exploration Tenements), YMI, GGR and Vallance as the holders of the legal title in them and, where appropriate, includes PGA.

Obligation means any legal, equitable, contractual, statutory or other obligation, commitment, duty, undertaking or liability.

Right includes any legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, immunity, remedy, discretion or cause of action.

Taxable Supply has the meaning given by the GST Law excluding the reference to section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Trust Deed means the trust deed executed by GGO on 22 February 1999.

1.3          Interpretation

The following rules of interpretation apply unless the context requires otherwise:

(a)           The singular includes the plural and conversely.

(b)           A gender includes all genders.

(c)           Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)           A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)           A reference to a clause, annexure or schedule is to a clause of, or annexure or schedule to, this Deed.

(f)            A reference to any party to this Deed or any other agreement or document includes the party’s successors and permitted assigns.

(g)           A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by that agreement or document or by this Deed.

(h)           A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(i)            A reference to conduct includes any omission and any statement or undertaking, whether or not in writing.

(j)            A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(k)           A reference to dollars or $ is to Australian currency.

(l)            Headings and table of contents are used for convenience only and do not affect the interpretation.

(m)          Each paragraph or subparagraph in a list is to be read independently from the others in the list.

(n)           No rule of construction of documents shall apply to the disadvantage of a party, on the basis that the party put forward this document or any relevant part of it.

2.            Termination

2.1          Acknowledgment

Each of YMI, GGR, Vallance, PGA, Barnjarn Mining and Barnjarn acknowledge and agree that the Tenements have been relinquished or otherwise terminated or surrendered.

2.2          Termination of the Barnjarn Joint Venture Agreement

Each of YMI, GGR, Vallance, PGA, Barnjarn Mining and Barnjarn agree that, to the extent that it has not already terminated in accordance with clause 33.1 of the Barnjarn Joint Venture Agreement, the Barnjarn Joint Venture Agreement (as amended and varied) is terminated with effect as of the Completion Date.  No party shall have any Rights against or Obligations to any other party under, in accordance with or in connection with the Barnjarn Joint Venture Agreement.

2.3          Registration of Termination

The parties to this Deed shall do all things and shall sign all documents necessary or desirable for the purpose of registering the termination of the Barnjarn Joint Venture Agreement with the Department of Primary Industry, Fisheries and Mines of the Northern Territory.

2.4          Release of the Cross Charge

Each of PGA and Barnjarn Mining shall take all reasonable steps to seek to procure the execution of the appropriate Form 312 releases of the Cross Charge on or prior to the Completion Date.

3.            Releases

3.1          Releases by PGA and the Mortgagors

PGA, YMI, GGR and Vallance hereby immediately and forever release Barnjarn Mining and Barnjarn from all Claims and liabilities of any nature (including any costs, whether or not the subject of a court order) arising out of, connected with or incidental to the Barnjarn Joint Venture Agreement, the Joint Venture and the Cross Charge.

3.2          Releases by Barnjarn Mining and Barnjarn

Barnjarn Mining and Barnjarn hereby immediately and forever release PGA, the Deed Administrators, YMI, GGR and Vallance from all Claims and liabilities of any nature (including any costs, whether or not the subject of a court order) arising out of, connected with or incidental to the Barnjarn Joint Venture Agreement, the Joint Venture and the Cross Charge.

3.3          Final and absolute settlement

Each party to this Deed hereby acknowledges that it is aware that it or its legal representatives, agents or servants may discover facts different from or in addition to the facts which they know now or believe to be true with respect to any of the matters referred to in clauses 3.1 and  3.2 but that it is their intention to, and they do hereby finally and absolutely settle according to the terms of this Deed, any and all liabilities, Claims, disputes and differences which now exist, or have existed, between the parties in any way in relation to any matter referred to in clauses 3.1 and 3.2.

3.4          Bar to proceedings

Each party to this Deed agrees that this Deed may be pleaded by any other party as a bar to any actions, suits, Claims, demands or legal proceedings instituted with respect to any matter referred to in clauses 3.1 and 3.2.

4.            Further Assurances

Each party shall take all steps, execute all documents and do everything reasonably required by another party to give effect to the transactions contemplated by this Deed.

5.            General Provisions

5.1          Successors

This Deed is binding on the parties and their respective successors and permitted assigns, and shall be enforceable by and against the parties or those successors and assigns.

5.2          Variations and waivers to be in writing

No variation, modification or waiver of any provision in this Deed, nor consent to any departure by any party from any such provision, shall be of any effect unless it is in writing, signed by the parties (or in the case of a waiver) by the party giving it.  Any such variation, modification, waiver or consent shall be effective only to the extent to or for which it may be made or given.

5.3          Waiver

No failure, delay, relaxation or indulgence by any party in exercising any Right conferred on such party by this Deed shall operate as a waiver of such Right, nor shall any single or partial exercise of any such Right nor any single failure to do so, preclude any other or future exercise of it, or the exercise of any other Right under this Deed.

5.4          No merger

The provisions of this Deed shall not merge on or by virtue of the performance of any of the Obligations under this Deed, but will, to the extent that they are capable of doing so, continue in force.

5.5          Severance

If it is held by a court of competent jurisdiction that:

(a)           any part of this Deed is void, voidable, illegal or unenforceable; or

(b)           this Deed would be void, voidable, illegal or unenforceable unless any part of this Deed was severed,

then that part shall be severable from and shall not affect or denigrate from the enforceability or validity of the parties’ Rights or Obligations or the continued operation of the rest of this Deed.

5.6          Time of essence

Time is of the essence under this Deed.

6.            Entire Agreement

This Deed contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and, to the full extent permissible by law, supersedes all earlier conduct made by or existing between the parties with respect to its subject matter.

7.            Costs, Duties and Taxes

7.1          Costs

(a)           Each of YMI, GGR, Vallance, Barnjarn Mining and Barnjarn shall bear their own costs arising out of the negotiation, preparation, execution and stamping of this Deed.

(b)           The rights of PGA with respect to its costs (including legal costs) arising out of the negotiation, preparation, execution and stamping of this Deed shall be limited to debiting those costs pursuant to the Charges and recovering the same as ‘Secured Moneys’ under the Charges.

7.2          Stamp duty

YMI, GGR and Vallance shall bear any stamp duty (including fines and penalties) chargeable on this Deed, or any instruments entered into under this Deed and any transaction evidenced by it. YMI, GGR and Vallance shall indemnify PGA, the Deed Administrators, Barnjarn Mining and Barnjarn on demand against any liability for that stamp duty (including fines and penalties).

7.3          GST to be added to amounts payable

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Deed, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration.  This clause does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.

7.4          Liability net of GST

Any reference in the calculation of Consideration under this Deed to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability.  A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

7.5          Timing of the payment of the GST Amount

The GST Amount is payable on the earlier of:

(a)           the first date on which all or any part of the Consideration for the Taxable Supply is provided; and

(b)           the date five Business Days after the date on which an Invoice is issued in relation to the Taxable Supply.

8.            Proper Law; Jurisdiction

8.1          Choice of law

This Deed is governed by and shall be construed in accordance with the laws of the Northern Territory.

8.2          Jurisdiction

(a)           (Northern Territory Courts)  Any action, suit or proceeding relating in any way to this Deed may be instituted, heard and determined in a court of competent jurisdiction in the Northern Territory.

(b)           (Submission to jurisdiction)  Each party irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such action, suit or proceeding.

(c)           (Waiver of objection)  Each party irrevocably waives any objection which it may now or in the future have to the laying of venue of any action, suit or proceeding relating in any way to this Deed brought in such court.

(d)           (Waiver of inconvenient forum claim)  Each party irrevocably waives any claim that any such action, suit or proceeding brought in any such court is brought in an inconvenient forum.

9.            Counterparts

This Deed may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were on the same instrument.

Executed and delivered as a Deed in

SIGNED for and on behalf of
PEGASUS GOLD AUSTRALIA PTY LTD (SUBJECT TO DEED OF COMPANY ARRANGEMENT)
by Peter Ivan Felix Geroff, one of the joint and several deed administrators, in the presence of:

Signature of witness	Signature

Peter Ivan Felix Geroff
Print name	Print name

Signed, Sealed and Delivered by Peter Ivan Felix Geroff in the presence of:

Witness Signature	Signature

Print Name

Signed, Sealed and Delivered by Gregory Michael Moloney in the presence of:

Witness Signature	Signature

Print Name

Signed Sealed and Delivered on behalf of
Yimuyn Manjerr (Investments) Pty Ltd
(Controller Appointed) by its attorney, Pegasus
Gold Australia Pty Ltd (Subject to Deed of
Company Arrangement), in the presence of:

Witness	Signature

Peter Ivan Felix Geroff
Print Name	Print Name

Signed Sealed and Delivered on behalf of Yilgarn Gold Limited (Controller Appointed) by its attorney, Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement), in the presence of:

Witness	Signature

Peter Ivan Felix Geroff
Print Name	Print Name

Signed Sealed and Delivered on behalf of Vallance Holdings Pty Ltd (Controller Appointed) by its attorney, Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement), in the presence of:

Witness	Signature

Peter Ivan Felix Geroff
Print Name	Print Name

Signed Sealed and Delivered by Barnjarn Mining Company Pty Ltd:

Director’s / Secretary’s Signature	Director’s Signature

Print Name	Print Name

The Common Seal of Barnjarn Aboriginal Corporation was duly affixed in accordance with its constitution: